SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 27, 2005
Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California (State of incorporation)	000-30755 (Commission file number)	77-0441625 (I.R.S. Employer Identification No.)

904 Caribbean Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 541-4191
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 27, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cepheid approved an increase in the base salary for certain executive officers of Cepheid. The amount of each individual’s new annual base salary is indicated opposite each executive’s name in the table below:

Name and Title	Annual Salary
John L. Bishop, Chief Executive Officer and Director	$400,000
Russel K. Enns, Senior Vice President, Regulatory and Clinical Affairs, Quality System and Reimbursement	245,500
Humberto Reyes Senior Vice President, Operations	255,000
John R. Sluis, Senior Vice President, Finance and Chief Financial Officer	265,000
Joseph H. Smith, Senior Vice President, General Counsel and Secretary	280,800

     In addition, on April 27, 2005, the Compensation Committee granted options pursuant to Cepheid’s 1997 Stock Option Plan for the purchase of 50,000 shares of Cepheid’s common stock to John L. Bishop, Cepheid’s Chief Executive Officer, and 45,000 shares to each of Cepheid’s Senior Vice Presidents, respectively. These options will have an exercise price equal to the closing price of the common stock on the date of the grant. The options will vest in equal monthly installments over the 48-month period commencing on January 1, 2007, provided that the vesting of the options will accelerate in full if Cepheid achieves certain milestones relating to corporate profitability in 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID
Date: May 3, 2005	By:	/s/ John L. Bishop
		Name:	John L. Bishop
		Title:	Chief Executive Officer